                                                                    EXHIBIT 11.1



September 29, 1997


Board of Directors
Mountain Bank Holding Company
501 Roosevelt
Enumclaw, WA  98022

     Re:  Legality of Shares to be Issued

Dear Ladies and Gentlemen:

     We are acting as counsel for Mountain Bank Holding Company, a Washington corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of a maximum of 100,000 shares of the Company's common stock, $1.00 par value per share (the "Shares") to be sold by the Company in an offering to existing shareholders and to the public. A Registration Statement on Form SB-1, including the Prospectus contained therein (collectively the "Registration Statement"), is being filed under the Act with respect to the offering of the Shares.

     In connection with the offering of the Shares by the Company, we have examined (a) the Company's Articles of Incorporation, as amended; (b) the Registration Statement; and (c) such other documents as we have deemed necessary to form the opinion hereinafter expressed. As to various questions of fact material to such opinions, where relevant facts were not independently established, we have relied upon statements of officers of the Company.

     Based and relying solely upon the foregoing, we advise you that in our opinion the Shares, or any portion thereof, when sold by the Company after the Registration Statement has become effective, will be legally issued under the laws of the State of Washington, fully paid and non-assessable.

     Consent is hereby given to the filing of this opinion as an Exhibit to the Registration Statement and to the reference in the Prospectus to this firm under the caption "Legal Matters" as having passed upon the legality of the Shares.
In giving this consent, we do not admit that we are experts within the meaning of the Act.

                              Very truly yours,


                              GRAHAM & DUNN


                              /s/ Graham & Dunn